Exhibit 21



Exhibit 21  - Subsidiaries of the Registrant


                                MDC PARTNERS INC

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

Name                                              Jurisdiction of Incorporation

Accent Marketing Services, LLC                    Delaware
Accumark Promotions Group Inc.                    Ontario
Allard Johnson Communications Inc.                Ontario
Ambrose Carr Linton Carroll Inc.                  Ontario
Ashton-Potter Canada Ltd.                         Ontario
Ashton-Potter (USA) Ltd.                          Delaware
Bratskeir & Company Inc.                          Delaware
Bryan Mills Group Ltd.                            Ontario
Chinnici Direct Inc                               Delaware
Colle & McVoy, Inc.                               Minnesota
Computer Composition of Canada Inc.               Ontario
Fletcher Martin Ewing LLC                         Delaware
Integrated Healthcare Communications Inc.         Ontario
Interfocus Network Ltd.                           England
Kirshenbaum Bond & Partners LLC                   New York
   Also operating as:
     Lime Public Relations and Promotions
     The Media Kitchen
     Dotglu, Inc.
Kirshenbaum Bond & Partners West                  California
Mackenzie Marketing Inc.                          Delaware
Margeotes / Fertitta + Partners LLC               Delaware
Maxxcom Inc.                                      Delaware
Maxxcom Inc.                                      Ontario
Metaca Corporation                                Ontario
Northstar Research Partners LLC                   Ontario
Placard Pty. Ltd.                                 Australia
Pro-Image Corporation                             Delaware
Source Marketing, LLC                             New York
656712 Ontario Limited                            Ontario
   Also operating as:
     Strategies International
Targetcom, LLC                                    Delaware
Veritas Communications Inc.                       Ontario


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